Exhibit 4.2

Dated September 7, 2020
FIRST SUPPLEMENTAL INDENTURE
to
INDENTURE
DATED AS OF JUNE 14, 2019
in respect of
€400,000,000 SENIOR SECURED FLOATING RATE NOTES DUE 2024
among
CABOT FINANCIAL (LUXEMBOURG) II S.A.
as Issuer
CABOT FINANCIAL LIMITED
as Company
CITIBANK, N.A., LONDON BRANCH
as Trustee
and certain Guarantors named herein

i

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of September 7, 2020, among the Guarantors named in Schedule 1 hereto (each, a “Guarantor”, and together, the “Guarantors”), CABOT FINANCIAL (LUXEMBOURG) II S.A., a société anonyme incorporated under Luxembourg law with registered office at L-5365 Munsbach, 6, rue Gabriel Lippmann, registered with the register of commerce and companies of Luxembourg under the number B 201.268 (the “Issuer”), CABOT FINANCIAL LIMITED, a limited liability company incorporated under the laws of England and Wales (the “Company”), and CITIBANK, N.A., LONDON BRANCH, as trustee (the “Trustee”), under the Indenture referred to below.
RECITALS
WHEREAS the Issuer, the Company, and the Trustee are parties to an Indenture, dated as of June 14, 2019 (as amended from time to time, the “Indenture”), providing for the issuance of the Issuer’s Senior Secured Floating Rate Notes due 2024 (the “Notes”).
WHEREAS, pursuant to the first paragraph of Section 9.02 of the Indenture (and with respect to the Intercreditor Agreements (as defined in the Indenture) Section 12.06 of the Indenture and/or Clause 30.1(a) of each Intercreditor Agreement), the Issuer, the Guarantors and the Trustee may amend or supplement certain provisions of the Note Documents (as defined in the Indenture) with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding or compliance with certain provisions of the Note Documents may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.
WHEREAS, upon the terms and subject to the conditions set forth in its consent solicitation statement, dated as of September 1, 2020 (the “Consent Solicitation Statement”), the Issuer has solicited consents of the Holders of Notes to the 2024 Proposed Amendments (as defined in the Consent Solicitation Statement), which, for the avoidance of doubt do not impair or affect a Holder’s right to receive principal, premium, if any, or interest on the Note held by such Holder in accordance with Section 6.7 of the Indenture), and the Issuer has now obtained such consents from the Holders of at least a majority in principal amount of the outstanding Notes, and as such, this Supplemental Indenture, the amendments set forth herein and the Trustee’s entry into this Supplemental Indenture and the Trustee’s and the Security Agent’s entry, or authorization, as the case may be, of any ICA Amendment Agreement (as defined in Section 4) are authorized pursuant to the first paragraph of Section 9.02 of the Indenture or, in the case of amendments to the Intercreditor Agreements, 12.06 of the Indenture and/or Clause 30.1(a) of the Intercreditor Agreements.WHEREAS, Lucid Issuer Services Limited, as tabulation agent under the Consent Solicitation Statement, has advised the Issuer and the Trustee that it has received validly executed consents to the 2024 Proposed Amendments from Holders representing a majority in aggregate principal amount of the outstanding Notes on or prior to the date hereof and that those consents have not been revoked.
WHEREAS, pursuant to Sections 7.02, 9.02, 9.03, 9.06, 9.07, 11.08(b)(7), 12.06, 13.04 and 13.05 of the Indenture, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Issuer, the Guarantors and the Trustee each mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.Capitalized Terms.
Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.
Section 2.Effectiveness; Conditions Precedent.
(a)The Issuer represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Sections 9.02 and 12.06 of the Indenture) have been satisfied in all respects. Pursuant to Section 9.02 and 12.06 of the Indenture, the Holders of at least a majority in principal amount of the outstanding Notes voting as a single class have authorized and directed the Trustee to execute this Supplemental Indenture and to take all steps necessary to give effect to, and permit, the 2024 Proposed Amendments (as defined in the Consent Solicitation Statement). The Issuer, the Company, the Guarantors and the Trustee are on this date executing this Supplemental Indenture which will become effective on the date hereof upon execution by each party hereto (the “Effective Date”).
(b)The amendments set forth in Section 3 shall become operative on the 2024 Indenture Consent Payment Date (as defined in the Consent Solicitation Statement) upon payment of the Existing 2024 Cabot Notes Consent Payment (as defined in the Consent Solicitation Statement) (the “Operative Date”). The Issuer shall provide prompt written notice to the Trustee that the Operative Date has occured. The Operative Date must occur prior to October 31, 2020. Notwithstanding any other provision of this Supplemental Indenture, if the Existing 2024 Cabot Notes Consent Payment has not been paid on or prior to such time, then (i) the Proposed Amendments shall not be given operative effect and the rights of all Holders will continue as they were set forth in the Indenture immediately prior to the Effective Time, and (ii) the provisions of the Indenture will remain as set forth prior to the execution of this Supplemental Indenture and the Proposed Amendments will not become operative. If the Existing 2024 Cabot Notes Consent Payment has not been paid prior to 11:59 p.m., London time, on October 31, 2020, then the Issuer shall make an announcement via press release by sending a notice via the clearing systems and by posting a notice on the Luxembourg Stock Exchange website, in each case, stating that such event has not occurred and shall simultaneously provide a notice to the Trustee.
(c)Subject to the provision of an Officer’s Certificate and an Opinion of Counsel to the Trustee, payment of the Existing 2024 Cabot Notes Consent Payment, receipt of the required consents from the other creditors under the Intercreditor Agreements to the amendments set forth in Section 4 and an enforceability opinion and capacity opinions relating to the ICA Amendment Agreement satisfactory to the Trustee, the 2023 Proposed Amendments set forth in Section 4 will become effective and operative at the election of the Issuer at a future date determined by the Issuer in its sole discretion (including through the execution and delivery of the ICA Amendment Agreements).
Section 3.Amendments.
Pursuant to Section 9.02 of the Indenture and subject to Section 2 hereof, the Company, the Issuer, the Guarantors and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding voting as a single class pursuant to Sections 9.02 and 12.06 of the Indenture) hereby agree to amend or supplement certain provisions of the Indenture, such amendments to be operative at and from the Operative Date, as follows:

1.The preamble of the Indenture is hereby deleted and replaced in its entirety to read as follows:
INDENTURE dated as of June 14, 2019 among CABOT FINANCIAL (LUXEMBOURG) II S.A., a société anonyme incorporated under the laws of Luxembourg with its registered office at 6, rue Gabriel Lippmann, L-5365 Munsbach, Luxembourg, registered with the register of commerce and companies of Luxembourg under the number B 201.268 (together with its successors and assigns, the “Issuer”), CABOT CREDIT MANAGEMENT LIMITED, a limited liability company organized under the laws of England and Wales (together with its successors and assigns, “CCM”), ENCORE CAPITAL GROUP a Delaware corporation with its shares publicly listed on the NASDAQ Stock Exchange in the U.S. (together with its successors and assigns, the “Company”), certain subsidiaries of the Company from time to time parties hereto, CITIBANK, N.A., LONDON BRANCH, as trustee (the “Trustee”), CITIBANK, N.A., LONDON BRANCH, as principal paying agent and transfer agent (the “Principal Paying Agent”, “Calculation Agent” and the “Transfer Agent”, respectively), CITIGROUP GLOBAL MARKETS EUROPE AG, (formerly CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG), as registrar (the “Registrar”), and TRUIST BANK, as security agent (the “Security Agent”).
2.Amendments to Baskets
Certain monetary amounts in the Indenture are amended as set forth below. Terms in italics are for reference purposes only.
a.“De minimis” asset sale basket: Section 1.01 “Asset Disposition” (7) of the Indenture is amended to delete the current figure (£20.0 million) and replace it with $70.0 million;
b.“Sale and Leaseback” asset sale basket: Section 1.01 “Asset Disposition” (15) of the Indenture is hereby amended to delete the current figure (£20.0 million) and replace it with $70.0 million;
c.Management Advances basket: Section 1.01 “Management Advances” (3) of the Indenture is amended to delete the current figure (£0.5 million) and replace it with $1.25 million;
d.General Permitted Investment basket: Section 1.01 “Permitted Investment” (11) of the Indenture is amended to delete the current figure (£60.0 million) and replace it with $215.0 million;
e.Associates and Unrestricted Subsidiaries basket: Section 1.01 “Permitted Investment” (17) of the Indenture is amended to delete the current figure (£40.0 million) and replace it with $145.0 million;
f.Permitted Lien basket: Section 1.01 “Permitted Lien” (24) of the Indenture is amended to delete the current figure (£20.0 million) and replace it with $50.0 million;
g.Priority Hedge to General basket: Section 1.01 “Priority Hedging Obligation” of the Indenture is amended to delete the current figure (£20.0 million) and replace it with $100.0 million;
h.Parent Expenses basket: Section 1.01 of the Indenture is amended such that the Parent Expenses basket, and any permitted payment exception basket in connection therewith is removed;

i.Consolidated Net Income “build-up basket”: Section 4.07(a)(4)(i) of the Indenture is amended to reset to start from July 1, 2020;
j.Management Investor buyback/loan exception basket: Section 4.07(b)(6) of the Indenture is amended to delete the current figures (£5.0 million and £2.0 million) and replace them with $12.5 million and $5.0 million respectively;
k.Restricted Payment general basket: Section 4.07(b)(11)(a) of the Indenture is amended to delete the current figure (£35.0 million) and replace it with $90.0 million;
l.Leverage Based Restricted Payment basket: Section 4.07(b)(11)(b) of the Indenture is amended to delete the current figure (2.50x) and replace it with 2.00x;
m.Credit Facility basket: Section 4.09(b)(1) of the Indenture is amended to delete the current figure (£250.0 million) included and replace it with $1,210.0 million;
n.Capital Lease basket: Section 4.09(b)(7) of the Indenture is amended to delete the current figure (£40.0 million) and replace it with $145.0 million;
o.General basket: Section 4.09(b)(11) of the Indenture is amended to delete the current figure (£80.0 million) and replace it with $285.0 million;
p.Excess Proceeds basket: Section 4.10(b) of the Indenture is amended to delete the current figure (£10.0 million) and replace it with $25.0 million;
q.Designated Non-Cash Consideration basket: Section 4.10(f)(5) of the Indenture is amended to delete the current figure (£40.0 million) and replace it with $145.0 million;
r.“De minimis” Affiliate Transaction fixed amount: Section 4.11(a) of the Indenture is hereby amended to delete the current figure (£5.0 million) and replace it with $12.5 million;
s.“De minimis” Affiliate Transaction Board of Directors Approval amount: Section 4.11(a)(2) of the Indenture is amended to delete the current figure (£10.0 million) and replace it with $25.0 million;
t.“De minimis” Affiliate Transaction third party fairness opinion requirement: Section 4.11(a)(3) of the Indenture is deleted.
3.Amendments to Events of Defaults
a.“De minimis” “Payment Default/Cross Acceleration” Event of Default: Section 6.01(a)(5) of the Indenture is amended to delete the current figure (£10.0 million) and replace it with $25.0 million; and
b.“De minimis” “Judgment” Event of Default: Section 6.01(a)(7) of the Indenture is amended to delete the current figure (£10.0 million) and replace it with $37.5 million.
4.Amendments of certain definitions in Article I.
a.Section 1.01 and the definitions found therein are hereby amended, and re-inserted into alphabetical order where required:

“Agreed Security Principles” means the agreed security principles as set out in an annex to the Indenture as in effect on the 2020 Consent Solicitation Effective Date, as applied reasonably and in good faith by the Company (and attached as Annex II hereto).
“Cabot” means Cabot Financial Limited, a limited liability company incorporated under the laws of England and Wales.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP; provided, however, that any obligations in respect of operating leases as determined under GAAP as in effect on the 2020 Consent Solicitation Effective Date shall not be deemed Capitalized Lease Obligations. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Change of Control” means:
(1)the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), is or becomes the “beneficial owner” (as defined in Rules 13d- 3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that for the purposes of this clause, any holding company whose only asset is the Capital Stock of the Company will not itself be considered a “person” or “group”; or
(2)the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary.
“2020 Consent Solicitation Effective Date” means the date of effectiveness of the consents solicited by the Issuer in the consent solicitation dated September 1, 2020, which shall be notified in writing to the Trustee as the “operative date” under the applicable supplemental indenture.
“Consolidated Net Leverage” means the sum of the aggregate outstanding Financial Indebtedness of the Company and its Restricted Subsidiaries less cash and Cash Equivalents (other than cash or Cash Equivalents in an amount equal to amounts collected by the Company and its Restricted Subsidiaries on behalf of third-party clients and held by the Company and its Restricted Subsidiaries as of such date and cash and Cash Equivalents that constitute Trust Management Assets or are held on trust for a beneficiary which is not the Company or a Restricted Subsidiary) of the Company and its Restricted Subsidiaries as of the relevant date of calculation on a consolidated basis in accordance with IFRS.
“Dollar Equivalent” means, with respect to any monetary amount in a currency other than US dollars, at any time of determination thereof by the Company or the Trustee, the amount of US dollars obtained by converting such currency other than US dollars involved in such computation into US dollars at the spot rate for the purchase of US dollars with the applicable currency other than US dollars as published in The Financial Times in the “Currency Rates” section (or, if The

Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on the date of such determination.
“Encore Private Placement Notes” means the original principal amount $325.0 million senior secured notes due 2024 issued on August 11, 2017 by the Company pursuant to the existing Encore Private Placement Notes Agreement. $156,320,000 of the Encore Private Placement Notes will remain outstanding after the Refinancing Transactions.
“Encore Private Placement Notes Agreement” means the senior secured note purchase agreement, as amended from time to time, including on or about the 2020 Consent Solicitation Effective Date, among the Company, the guarantors party thereto and the purchasers named therein, pursuant to which the Encore Private Placement Notes were issued on August 11, 2017.
“Existing Encore Senior Facilities” means the existing revolving credit facility and term loan facility made available pursuant to a third amended and restated credit agreement dated December 20, 2016, among the Encore Capital Group, Inc., each of the guarantors and lenders party thereto and SunTrust Bank, as administrative agent, which will be repaid in full with proceeds of this offering, together with drawings from the Senior Facilities Agreement and cash on hand.
“Fitch” means Fitch Ratings Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the Company at market close on December 31 of the prior fiscal year immediately preceding the date of the relevant dividend or share purchase (“Market Capitalization Test Date”) multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests for the 30 consecutive trading days immediately preceding the Market Capitalization Test Date.
“Parent” means any Person of which the Company at any time is or becomes a Subsidiary after the 2020 Consent Solicitation Effective Date.
“Pari Passu Indebtedness” means Indebtedness of the Company, the Issuer, Marlin Intermediate Holdings plc or any Guarantor (other than Indebtedness pursuant to the Senior Facilities Agreement, the Encore Private Placement Notes, the Stretch Facility and Priority Hedging Obligations) if such Indebtedness does not constitute Subordinate Indebtedness.
“Permitted Collateral Liens” means (A) Liens on the Collateral described in one or more of clauses (2), (3), (4), (5), (6), (8), (9), (10), (11), (12), (13), (14), (18), (19), (20), (21), (22), (23) and (25) of the definition of “Permitted Liens”, (B) Liens on the Collateral to secure Indebtedness of the Company or a Restricted Subsidiary that is permitted to be Incurred under Section 4.09(b)(1), 4.09(b)(2) (in the case of Section 4.09(b)(2), to the extent such Guarantee is in respect of Indebtedness otherwise permitted to be secured and specified in this definition of “Permitted Collateral Liens”), 4.09(b)(4)(a) and (c) (if the original Indebtedness was so secured), 4.09(b)(6), 4.09(b)(11) or 4.09(b)(15); provided, however, that any such Lien ranks equal to (including with respect to the application of proceeds from any realization or enforcement of the Collateral in accordance with the Intercreditor Agreements) all other Liens on such Collateral securing the Notes, Note Guarantees and any Indebtedness incurred under Section 4.09(b)(15)(x)(ii) or Section 4.09(b)(15)(y) (except that a Lien in favor of Indebtedness incurred under Section 4.09(b)(1) and Section 4.09(15)(x)(i) and a Lien in favor of Priority Hedging Obligations may have super priority in respect of the application of proceeds from any realization or enforcement of the Collateral on terms not materially less favorable to the Holders than that accorded to the Senior Facilities Agreement on the Issue Date as provided in the Intercreditor Agreements as in effect on the Issue Date), (C) Liens on the Collateral securing Indebtedness incurred under Section 4.09(a); provided that, in the case of this clause (C), (x) after giving effect to such incurrence on that date, the LTV Ratio is less than 0.725 and (y) any such Lien ranks equal to (including with respect to the application of proceeds from any realization or enforcement of the Collateral in accordance with the Intercreditor Agreements) all other Liens on such Collateral securing the Notes, Note Guarantees and any Refinancing Indebtedness in respect of the Stretch Facility Agreement, (D) Liens on the Collateral securing Indebtedness incurred under Section 4.09(b)(5)(ii); provided that, in the case of this clause (D), after giving pro forma effect to the relevant acquisition and the Incurrence of such Indebtedness pursuant to such Section 4.09(b)(5)(ii), the LTV ratio would not be worse than it was immediately prior to giving pro forma effect to the relevant acquisition and the Incurrence of such Indebtedness, or (E) Liens on Collateral securing Refinancing Indebtedness in respect of any Indebtedness secured pursuant to the foregoing clauses (A), (B), (C) and (D); provided that any such Lien ranks equal to (including with respect to the application of proceeds from any realization or enforcement of the Collateral in accordance with the Intercreditor Agreements) all other Liens on such Collateral securing the Notes, Note Guarantees and any Refinancing Indebtedness in respect of the Stretch Facility Agreement (except as otherwise permitted in clause (B)). To the extent that a Lien on the Collateral consists of a mortgage over any real estate located in the United Kingdom, it shall constitute a Permitted Collateral Lien only to the extent that a mortgage ranking at least pari passu is granted in favor of the Security Agent for the benefit of the Trustee and the Holders.
“Refinancing Transactions” means the amendment and restatement of the Senior Facilities Agreement and of the Intercreditor Agreement on or about the 2020 Consent Solicitation Effective Date, any offering of securities and the use of proceeds therefrom (along with drawings under the Senior Facilities Agreement and cash on hand) to: (i) repay amounts drawn under the Senior Facilities Agreement, (ii) repay amounts drawn under the Existing Encore Senior Facilities, (iii) redeem a portion of the Encore Private Placement Notes and pay make-whole payments due in connection therewith and (iv) pay estimated commissions, fees and other expenses.
“Senior Facilities Agreement” means the senior facilities agreement originally dated September 20, 2012, as amended on or about the 2020 Consent Solicitation Effective Date, among the Company, the Security Agent, Truist Bank as facility agent and the other parties named therein, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.
“Stretch Facility Agreement” means the senior facilities agreement dated around or prior to the 2020 Consent Solicitation Effective Date among the Parent, Truist Bank, as Agent and Security Agent, and the other parties named therein, as amended, restated or otherwise modified or varied from time to time.
b.Clause (7) of the definition “Consolidated EBITDA” will be removed and replaced with:
(7)    settlement fees and related administrative expenses, provided, however, that any such amounts described in this clause (7), individually or collectively, shall not exceed 20% of the amount of Consolidated EBITDA for the relevant period (determined prior to giving effect to any such amounts that are added back);

c.Sub-clause (b) inside the second parenthetical of clause (2) of the definition “Consolidated Net Income” will be removed and replaced with:
(b)restrictions pursuant to or permitted under the Senior Facilities Agreement, the Notes, the Existing Notes, the Indenture, the Encore Private Placement Notes, the Stretch Facility Agreement
d.Clause (4) of the definition “Consolidated Net Income” will be removed and replaced with:
(4) any extraordinary, exceptional, unusual or nonrecurring gain, loss or change (as determined in good faith by the Company), or any charges or reserves in respect of any acquisition, integration, restructuring, redundancy or severance expense;
e.Clauses (8) through (10) of the definition “Consolidated Net Income” will be removed.
f.The defined term “Consolidated Leverage Ratio” will be amended by deleting every instance of “Consolidated Leverage Ratio” and replaced with “Consolidated Net Leverage Ratio”.
g.The final clause of the final paragraph of the definition “Consolidated Net Leverage Ratio” is amended with the addition of the following:
For the avoidance of doubt, in determining Consolidated Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made.
h.The first parenthetical of the definition “Credit Facility” will be removed and replaced with:
(including the Senior Facilities Agreement, the Encore Private Placement Notes, the Stretch Facility or commercial paper facilities and overdraft facilities)
i.The defined term “IFRS” is removed and replaced in its entirety as follows:
“US GAAP or GAAP” means accounting principles generally accepted in the United States or any variation thereof with which the Company or its Restricted Subsidiaries are, or may be, required to comply; provided that at any date after the Issue Date the Company may make an irrevocable election to establish that US GAAP shall mean US GAAP as in effect on a date that is on or prior to the date of such election. The Company shall give notice of any such election to the Trustee and the Holders. Except as otherwise set forth in this Indenture, all ratios and calculations based on US GAAP in this Indenture shall be computed in accordance with US GAAP.
j.Clause (9) of the defined term “Permitted Investment” is removed and replaced in its entirety as follows:
(9)Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date and with respect to the Company and its Subsidiaries, but excluding Cabot and its Subsidiaries, Investments existing on the 2020 Consent Solicitation Effective Date, and any extension, modification or renewal of such Investment; provided that the amount of the Investment may be increased as required by the terms of the Investment as in existence on the Issue Date;
k.Clause (18) of the defined term “Permitted Investment” is removed and replaced in its entirety as follows:

(18)Investments in the Notes, the Existing Notes and any Additional Notes and Investments pursuant to the Proceeds Loan, ~~and the~~ Existing Proceeds Loans, the Encore Private Placement Notes and in any Refinancing Indebtedness in respect of the Stretch Facility Agreement; and
l.Clause (13) of the defined term “Permitted Liens” is removed and replaced in its entirety as follows:
(13)Liens existing on, or provided for or required to be granted under written agreements existing on, the 2020 Consent Solicitation Effective Date after giving effect to the Refinancing Transactions;
m.Sub-clause (1) of the defined term “Similar Business” is removed and replaced in its entirety as:
(1)any businesses, services or activities engaged in by the Company or any of its Subsidiaries or any Associates on the Issue Date and with respect to the Company and its Subsidiaries, but excluding Cabot and its Subsidiaries, activities existing on the 2020 Consent Solicitation Effective Date and
n.The first paragraph of the defined term “Subordinated Shareholder Funding” is removed and replaced in its entirety as
“Subordinated Shareholder Funding” means any funds provided to the Company by any Parent, any Affiliate of any Parent or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by a Parent, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:
o.The defined terms “Immaterial Subsidiary”, “Initial Public Offering”, “IPO Market Capitalization”, “Permitted Holders”, “Public Market”, “Related Person” and “Sterling Equivalent” are removed from the Indenture.
5.Amendments of certain provisions of Article IV.
a.Section 4.03 is hereby deleted and replaced in its entirety to read as follows:
“For so long as any Notes are outstanding, the Company will provide to the Trustee the following reports:
(1)within 120 days after the end of the Company’s fiscal year beginning with the first fiscal year ending after the Issue Date, annual reports containing, to the extent applicable the following information: (a) audited consolidated balance sheets of the Company or its predecessor as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company or its predecessor for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (b) unaudited pro forma income statement information and balance sheet information of the Company (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates (and provided that such pro forma information will be required only to the extent available without unreasonable expense, in which case the Company will provide, in the case of a material acquisition, acquired company financial statements); (c) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, EBITDA, ERC and liquidity and capital resources of the Company, and a discussion of material commitments and contingencies and critical accounting policies; (d) description of the business, management and shareholders of the Company, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments; and (e) a description of material risk factors and material recent developments;
(2)within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Company beginning with the quarter ending June 30, 2019, all quarterly reports of the Company containing the following information: (a) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the most recently completed quarter year-to-date period ending on the unaudited condensed balance sheet date, and the comparable prior year periods, together with condensed footnote disclosure; (b) unaudited pro forma income statement information and balance sheet information of the Company (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the relevant quarter as to which such quarterly report relates (and provided that such pro forma information will be required only to the extent available without unreasonable expense, in which case the Company will provide, in the case of a material acquisition, acquired company financial statements); (c) an operating and financial review of the unaudited financial statements, including a discussion of the results of operations, financial condition, EBITDA, ERC and material changes in liquidity and capital resources of the Company, and a discussion of material changes not in the ordinary course of business in commitments and contingencies since the most recent report; and (d) material recent developments and any material changes to the risk factors disclosed in the most recent annual report; and
(3)promptly after the occurrence of any material acquisition, disposition, restructuring, merger or similar transaction, or any senior executive officer changes at the Company or change in auditors of the Company or any other material event that the Company or any of its Restricted Subsidiaries announces publicly, a report containing a description of such event.
All financial statements and pro forma financial information (other than acquired company financials) shall be prepared in accordance with GAAP as in effect on the date of such report or financial statement (or otherwise on the basis of GAAP as then in effect) and on a consistent basis for the periods presented; provided, however, that the reports set forth in clauses (1), (2) and (3) above may in the event of a change in applicable GAAP, present earlier periods on a basis that applied to such periods. Except as provided for below, no report needs to include separate financial statements for any Subsidiaries of the Company.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the annual and quarterly financial information required by clauses (1) and (2) of this covenant shall include either (i) a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company or (ii) stand-alone audited or unaudited financial statements, as the case may be, of such Unrestricted Subsidiary or Unrestricted Subsidiaries (as a group or otherwise) together with an unaudited reconciliation to the financial information of the Company and its Subsidiaries, which reconciliation shall include the following items: revenue, EBITDA, ERC, purchase of receivable portfolios, collections from purchased receivables, collections applied to principal balance, net income, cash, total assets, total debt, shareholders equity and cash interest expense.
Substantially concurrently with the issuance to the Trustee of the reports specified in clauses (1), (2) and (3) above, the Company shall also (a) use its commercially reasonable efforts (i) to post copies of such reports on such website as may be then maintained by the Company and its Subsidiaries or (ii) otherwise to provide substantially comparable public availability of such reports (as determined by the Company in good faith) or (b) to the extent the Company determines in good faith that it cannot make such reports available in the manner described in the preceding clause (a) owing to applicable law or after the use of its commercially reasonable efforts, furnish such reports to the Holders and, upon their request, prospective purchasers of the Notes.
For so long as either:
(i)the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, or elects to comply with such provisions, and it continues to file the reports required by Section 13(a) with the SEC; or
(ii)the Company elects to provide to the Trustee reports which, if filed with the SEC, would satisfy (in the good faith judgment of the Company) the reporting requirements of Section 13(a) or 15(d) of the Exchange Act (other than the provision of certifications, exhibits or information as to internal controls and procedures), for so long as it elects and following written notice to the Trustee, the Company will provide to the Trustee, and make available to Holders pursuant to the preceding paragraph, such annual reports, information, documents and other reports that the Company is, or would be, required to file with the SEC pursuant to such Section 13(a) or 15(d).
Upon complying with the paragraph immediately above the Company will be deemed to have complied with the provisions contained in this “Reports” covenant.
In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Notes are outstanding it shall furnish to Holders and, upon their request, prospective purchasers of the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”
b.Section 4.06 is hereby deleted and replaced in its entirety to read as follows:

“(a) The Issuer shall not engage in any business activity or undertake any other activity, other than any activity: (i) subject to compliance with the terms of this Indenture, related to the offering, sale, issuance, servicing, purchase, redemption, amendment, exchange, refinancing or retirement of or investment in the Notes, the Existing Notes or any Public Debt; (ii) undertaken with the purpose of, and directly related to, fulfilling its obligations under the Notes, its guarantee of the Existing Notes, this Indenture, the Existing Notes Indentures and any other document relating to the Notes and the Existing Notes (including the Proceeds Loan and the Existing Proceeds Loans), the Security Documents (including the Intercreditor Agreements), the Senior Facilities Agreement or any document relating to any Public Debt; (iii) related to the establishment and maintenance of the Issuer’s corporate existence; (iv) related to using amounts received by the Issuer to make investments in cash or Cash Equivalents in a manner not otherwise prohibited by this Indenture; or (v) reasonably related to the foregoing. The Issuer shall not (i) incur any indebtedness (except to Cabot or a Wholly Owned Restricted Subsidiary) other than, subject to compliance with the terms of this Indenture, the Notes or any Public Debt, or (ii) issue any Capital Stock (other than to Cabot or a Wholly Owned Restricted Subsidiary). The Issuer shall not, and Cabot shall not permit the Issuer to, use the proceeds from the issuance of the Notes other than (A) to pay fees and expenses related to the offering of the Notes and (B) to subscribe for the Proceeds Loan issued to Cabot Financial (Treasury) Ireland Limited promptly upon the receipt of proceeds from the issuance of the Notes.
(b)Cabot will not engage in any business or undertake any other activity, own any assets or incur any liabilities other than: (i) the ownership of the Capital Stock of CCMG, debit and credit balances with its Restricted Subsidiaries and other minimal credit and cash balances in bank accounts and related Investments in Cash Equivalents, Temporary Cash Investments or Investment Grade Securities; (ii) the provision of administration services (including the on- lending of monies to Restricted Subsidiaries in the manner described in (i) above) and management services to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries and the ownership or lease of assets necessary to provide such services; (iii) the entry into and performance of its obligations (and incurrence of liabilities) under the Notes, the Existing Notes, this Indenture, the Existing Notes Indentures, the Senior Facilities Agreement, any Hedging Obligations, any Public Debt, other Indebtedness (including any Additional Notes) or any other obligations, in each case permitted by this Indenture, any Security Document to which it is a party, the Intercreditor Agreements and any proceeds loans relating to the foregoing; (iv) the making of any payments or other distributions of the types specified in Section 4.07(a)(1), Section 4.07(a)(2) and Section 4.07(a)(3) in compliance with Section 4.07 and the making of any Permitted Investments of the types specified under clauses (6) and (16) of the definition thereof; (v) reorganizations for bona fide corporate purposes in compliance with Section 5.01; provided that any successor entity resulting from any such reorganization is subject to the covenant described in this Section 4.06(b); (vi) the granting of security interests in accordance with the terms of the Notes, the Existing Notes, this Indenture, the Existing Notes Indentures, the Senior Facilities Agreement, any Hedging Obligations, any Public Debt, other Indebtedness or any other obligations, in each case permitted by this Indenture, any Security Document to which it is a party, the Intercreditor Agreements and any proceeds loans relating to the foregoing; (vii) the entering into and performance of any rights or obligations in respect of (A) contracts and agreements with its officers, directors, employees, consultants and other providers of goods and services; (B) subscription or purchase agreements for securities or preferred equity certificates, public offering rights agreements, voting and other shareholder agreements, engagement letters, underwriting agreements with rating agencies and other agreements in respect of its securities or any offering, sale or issuance thereof; (C) engagement and reliance letters in respect of legal, accounting and other advice or reports commissioned by it, in each case in relation to transactions which are not prohibited by the Indenture; and (D) sale and purchase agreements in respect of any merger and acquisition activities; (viii) professional fees and administration costs in the ordinary course of business as a holding company; (ix) any activities related or reasonably incidental to the establishment or maintenance of its or its Subsidiaries’ corporate existence; (x) any liabilities under any purchase agreement or any other document entered into in connection with the issuance of the Notes, the Existing Notes or any other Indebtedness permitted under this Indenture (including any Additional Notes) or related to the offering, sale, issuance, servicing, purchase, redemption, amendment, exchange, refinancing or retirement of or investment in the Notes, the Existing Notes or any other Indebtedness permitted to be incurred by this Indenture; and (xi) any other activities which are not specifically listed above and (A) which are ancillary to or related to those listed above or (B) which are de minimis in nature.
(c)At any time when Marlin Intermediate Holdings plc is not a Guarantor, Cabot will cause Marlin Intermediate Holdings plc not to engage in any business or undertake any other activity, own any assets or incur any liabilities other than: (i) ownership of the Capital Stock of Marlin Midway Limited, minimal debit and credit balances with other Restricted Subsidiaries and other minimal credit and cash balances in bank accounts and related Investments in Cash Equivalents, Temporary Cash Investments or Investment Grade Securities; (ii) the provision of administration services and management services to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries and the ownership of assets necessary to provide such services; (iii) reorganizations for bona fide corporate purposes in compliance with Section 5.01; provided that any successor entity resulting from any such reorganization is subject to the covenant described in this Section 4.06(c); (iv) professional fees and administration costs in the ordinary course of business as a holding company; (v) any activities related or reasonably incidental to the establishment or maintenance of its or its Subsidiaries’ corporate existence; and (vi) any other activities which are not specifically listed above and (A) which are ancillary to or related to those listed above or (B) which are de minimis in nature.
(d)No Trust Management SPV will: (i) engage in any business activity or undertake any other activity, other than such activities (A) necessary or ancillary to managing Trust Management Assets, including as necessary to fulfill any obligations or duties of the Trust Management SPV as a trustee and including as specifically contemplated hereby including the disposition of any Trust Management Assets, Incurrence of Indebtedness where the proceeds of such Indebtedness are used to finance the purchase of Trust Management Assets and granting Liens on Trust Management Assets or (B) related to the establishment and maintenance of the Trust Management SPV; (ii) issue any Capital Stock other than to Cabot or any other Restricted Subsidiary; (iii) Incur any Indebtedness other than Indebtedness without recourse to Cabot or any other Restricted Subsidiary or any of their assets; (iv) hold any assets other than Trust Management Assets and any other assets necessary or ancillary to managing such Trust Management Assets; or (v) establish any subsidiaries or own Capital Stock of any entity for any purpose.”

c.Section 4.07(a)(C) is hereby deleted and replaced in its entirety to read as follows:
“(C)the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the 2020 Consent Solicitation Effective Date (and not returned or rescinded) (including, with respect to Sub-Sections (i) through (iv) below only, Permitted Payments permitted below by Sections 4.07(b)(5) (without duplication of amounts paid pursuant to Section 4.07(b)), 4.07(b)(10) or 4.07(b)(11), but excluding all other Restricted Payments permitted by Section 4.07(b)) would exceed the sum of (without duplication):”
d.Sections 4.07(a) (C)(i) through 4.07(a)(C)(iii) are hereby amended whereby every use of “March 27, 2014” is deleted and replaced with “2020 Consent Solicitation Effective Date”.
e.The last word of Section 4.07(a)(C)(iv), “and” is hereby deleted.
f.The final clause of Section 4.07(a)(C)(v) is hereby deleted and replaced in its entirety to read as follows:
“provided further, however, that such amount shall not exceed the amount included in the calculation of the amount of Restricted Payments referred to in the first sentence of this clause (C); and”
g.Section 4.07(a)(C) is hereby amended to include a new sub-clause (iv) to read as follows:
“(vi)$150,000,000.”
h.The final clause of Section 4.07(a) is hereby deleted and replaced in its entirety to read as follows:
“The fair market value of property or assets other than cash covered by Section 4.07(a)(C)(iii) shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.”
i.Sections 4.07(b)(4)(A) and 4.07(b)(4)(B) are hereby amended whereby every use of the word “Issuer” is deleted and replaced with “Company”.
j.Section 4.07(b)(5) is hereby deleted and replaced in its entirety to read as follows:
“(5)            (i) any dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.07 and (ii) payments associated with the Refinancing Transactions;
k.Section 4.07(b)(9)(B) is hereby deleted and replaced in its entirety to read as follows:
“(B)amounts constituting or to be used for purposes of making payments to the extent specified in Sections 4.11(b)(2), 4.11(b)(3), 4.11(b)(5) and 4.11(b)(7);”
l.Section 4.07(b)(10) is hereby deleted and replaced in its entirety to read as follows:
“(10)so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), (i) the declaration and payment by the Company of, or loans, advances, dividends or distributions to pay, dividends on the common stock or common equity interests of the Company or (ii) the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Capital Stock of the Company (including any options, warrants or other rights in respect thereof) in an aggregate amount not to exceed in any fiscal year the greater of (a) 7% of the Market Capitalization, provided that after giving pro forma effect to such payments, loans, advances, dividends or distributions, the Consolidated Net Leverage Ratio for the Company and its Restricted Subsidiaries shall be equal to or less than 3.0 to 1.0; and (b) 6% of the Market Capitalization, provided that after giving pro forma effect to such payments, loans, advances, dividends or distributions, the Consolidated Net Leverage Ratio for the Company and its Restricted Subsidiaries shall be equal to or less than 3.5 to 1.0;”
m.Section 4.07(b)(14) is hereby deleted and replaced in its entirety to read as follows:
“(14)(i) the declaration and payment of dividends to holders of any class or series of Designated Preference Shares of the Company issued after the Issue Date; and (ii) the declaration and payment of dividends to any Parent or any Affiliate thereof, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preference Shares of such Parent issued after the Issue Date; provided, however, that, the amount of all dividends declared or paid pursuant to this Section 4.07(b)(14) shall not exceed the Net Cash Proceeds received by the Company or, in the case of Designated Preference Shares issued by any Parent or any Affiliate thereof, the aggregate amount contributed in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution) of the Company or loaned as Subordinated Shareholder Funding to the Company, from the issuance or sale of such Designated Preference Shares; and”
n.Section 4.08(b)(1) is hereby deleted and replaced in its entirety to read as follows:
“(1)          any encumbrance or restriction pursuant to (a) the Senior Facilities Agreement, (b) the Encore Private Placement Notes Agreement, (c) the Stretch Facility Agreement or (d) any other agreement or instrument (including the Existing Notes Indentures), in each case, in effect at or entered into on the Issue Date;”
o.Following the end of Section 4.09(b)(14), the Indenture is hereby amended to add the following new Section 4.09(b)(15):
“(15)Indebtedness Incurred pursuant to (x) (i) the Stretch Facility Agreement (including letters of credit or bankers' acceptances issued or created thereunder) or (ii) any other Indebtedness Incurred in lieu of the Stretch Facility Agreement outstanding on the 2020 Consent Solicitation Effective Date, and (y) any Refinancing Indebtedness in respect thereof, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (15) and then outstanding, will not exceed at any time outstanding $300.0 million, plus in the case of any refinancing of any Indebtedness permitted under this clause (15) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.”
p.Section 4.09(c)(1) is hereby deleted and replaced in its entirety to read as follows:
“(1)          in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.09, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and will only be required to include the amount and type of such Indebtedness in one of the clauses of Section 4.09(b) or Section 4.09(a); provided that Indebtedness Incurred pursuant to Section 4.09(b)(1) may not be reclassified, and (i) Indebtedness under the Senior Facilities Agreement Incurred or outstanding on the 2020 Consent Solicitation Effective Date will be deemed to have been Incurred on such date in reliance on the exception provided in Section 4.09(b)(1) and (ii) Indebtedness Incurred pursuant to Section 4.09(b)(15) may not be reclassified, and Indebtedness under the Stretch Facility Incurred or outstanding on the 2020 Consent Solicitation Effective Date will be deemed to have been Incurred on such date in reliance on the exception provided in Section 4.09(b)(15) and (iii) Indebtedness under the Encore Private Placement Notes Incurred or outstanding on the 2020 Consent Solicitation Effective Date will be deemed to have been Incurred on such date in reliance on the exception provided in Section 4.09(b)(1).”
q.Section 4.09(g) is hereby deleted and replaced in its entirety to read as follows:
For purposes of determining compliance with any US dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or, at the option of the Company, first committed, in the case of Indebtedness Incurred under a revolving credit facility; provided that (i) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than US dollars, and such refinancing would cause the applicable US dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such US dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; (ii) the Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the 2020 Consent Solicitation Effective Date shall be calculated based on the relevant currency exchange rate in effect on the 2020 Consent Solicitation Effective Date; and (iii) if and for so long as any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal and interest on such Indebtedness, the amount of such Indebtedness, if denominated in US dollars, will be the amount of the principal payment required to be made under such Currency Agreement and, otherwise, the Dollar Equivalent of such amount plus the Dollar Equivalent of any premium which is at such time due and payable but is not covered by such Currency Agreement. For purposes of calculating compliance with paragraphs (a) or (o) of Section 4.09(b) or for calculating the amount of Indebtedness outstanding under the Senior Facilities Agreement, to the extent a Credit Facility is utilized for the purpose of guaranteeing or cash collateralizing any letter of credit or guarantee, such guarantee or collateralization and issuance of such letter of credit or guarantee shall be deemed to be a utilization of such Credit Facility permitted under paragraphs (a) or (o) of Section 4.09(b) without double counting.
r.Section 4.10(a)(3)(A) is hereby deleted and replaced in its entirety to read as follows
“(A)to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness of a Restricted Subsidiary), (i) to prepay, repay or purchase any Indebtedness of a Restricted Subsidiary that is not a Guarantor (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary or Indebtedness of the Issuer or Marlin Intermediate Holdings plc) or Indebtedness under the Senior Facilities Agreement or the Encore Private Placement Notes Agreement or the Stretch Facility Agreement (or any Refinancing Indebtedness in respect thereof) within 365 days from the later of (x) the date of such Asset Disposition and (y) the receipt of such Net Available Cash; or (ii) to prepay, repay or purchase Pari Passu Indebtedness at a price of no more than 100% of the principal amount of such Pari Passu Indebtedness plus accrued and unpaid interest to the date of such prepayment, repayment or purchase within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided that the Company or a Restricted Subsidiary shall redeem, repay or repurchase Pari Passu Indebtedness pursuant to this clause (ii) only if the Issuer makes (at such time or subsequently in compliance with this Section 4.10) an offer to the Holders to purchase their Notes in accordance with the provisions set forth below for an Asset Disposition Offer for an aggregate principal amount of Notes at least equal to the proportion that (x) the total aggregate principal amount of Notes outstanding bears to (y) the sum of the total aggregate principal amount of Notes outstanding plus the total aggregate principal amount outstanding of such Pari Passu Indebtedness; or”
s.Section 4.10(c) is hereby deleted and replaced in its entirety to read as follows
"To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness. For the purposes of calculating the principal amount of any such Indebtedness not denominated in US dollars, such Indebtedness shall be calculated by converting any such principal amount into its Dollar Equivalent determined as of a date selected by the Company that is within the Asset Disposition Offer Period (as defined below). Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero."
t.Section 4.10(d) is hereby deleted and replaced in its entirety to read as follows
"To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than US dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in US dollars that is actually received by the Company upon converting such portion into US dollars."
u.Section 4.11(b)(9) is hereby deleted and replaced in its entirety to read as follows
“(9)any transaction in the ordinary course of business between or among the Company or any Restricted Subsidiary and any Affiliate of the Company or an Associate or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary or any Affiliate of the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity; and”
v.Sections 4.11(b)(11) and 4.11(b)(12) are hereby deleted.
w.Section 4.16(a) is hereby deleted and replaced in its entirety to read as follows
“(a)The Company shall cause each Restricted Subsidiary (other than the Issuer) that, after the Issue Date, guarantees any Indebtedness of the Company or any Guarantor, or assumes or in any other manner becomes liable with respect to any Indebtedness under the Senior Facilities Agreement or any refinancing Indebtedness in respect thereof, to simultaneously or prior thereto execute and deliver a supplemental indenture substantially in the form of Exhibit D hereto or other appropriate agreement providing for such Restricted Subsidiary’s Note Guarantee on the same terms and conditions as those set forth in this Indenture (each such additional guarantee of the Notes, an “Additional Note Guarantee”).”
x.Following the end of Section 4.19, the Indenture is hereby amended to add the following new Section 4.20:
“SECTION 4.20. Limitation on Company Activities
The Company will not own or lease any material assets other than:
(1)the Capital Stock of:
(i)Midland Credit Management, Encore Holdings Luxembourg and Asset Acceptance Capital Corp.;
(ii)any direct Subsidiary of the Company for which the Company provides a share pledge for the benefit of the holders of Notes over all of the Capital Stock of such Subsidiary held by it on substantially the same terms as the share pledges provided by Midland Credit Management, Encore Holdings Luxembourg and Asset Acceptance Capital Corp. (subject to the Agreed Security Principles); and
(iii)any direct subsidiary that does not constitute a Significant Subsidiary (substituting 5% for 10% in the definition thereof);
(2)(i) minimal credit and cash balances in bank accounts and related Investments in Cash Equivalents, Temporary Cash Investments or Investment Grade Securities, or (ii) intercompany Indebtedness, debit and credit balances with its Restricted Subsidiaries; provided that, in the case of clause (ii) such intercompany Indebtedness and credit balances are subject to the Security Documents to the extent applicable;
(3)properties and assets (including cash, Cash Equivalents, shares of Capital Stock of another Person and/or Indebtedness and other obligations) that the Company may from time to time receive in a transaction otherwise permitted under this Indenture and the Security Documents for the purpose of transferring such properties and assets to any Subsidiary or any other Person in accordance with the terms of this Indenture, so long as in any case such further transfer is made promptly by the Company and, after giving effect thereto, the Company is again in compliance with this covenant;
(4)cash, Cash Equivalents and other Investments:
(i)received from any equity contribution or equity issuance of any kind; or
(ii)for cash management or liquidity purposes for a reasonable amount of time in advance of servicing interest or paying principal or other amounts in respect of any Indebtedness incurred by the Company pursuant to or in accordance with this Indenture;
(5)the ownership or lease of assets necessary for the provision of administration services, including:
(i)the receipt or on-lending of monies to Restricted Subsidiaries in the manner described in (2) above;

(ii)the entering into and performance of any rights or obligations in respect of contracts and agreements with its officers, directors, employees, consultants and other providers of goods and services;
(iii)necessary to maintain its public listing;
(iv)for management services to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries; and
(6)deferred tax assets, income tax deposits or prepaid expenses; or
(7)any other assets not specifically listed above and (i) which are ancillary to or related to those listed above or (ii) which are de minimis in nature.”
y.Section 11.08(b)(4) is hereby deleted and replaced in its entirety to read as follows:
“(4) upon the release of the Guarantor’s Note Guarantees under any Indebtedness that triggered such Guarantor’s obligation to Guarantee the Notes under Section 4.16; provided that no other Indebtedness is at the time Guaranteed by the Guarantor that would result in the requirement that the Guarantor provide Note Guarantees.”
6.Global amendments to the Indenture.
a.Every use of the acronym “IFRS” is hereby deleted and replaced with “US GAAP”.
b.Every use of the pound sterling symbol “£” is hereby deleted and replaced with the US dollar sign “$” other than with respect to the currency of the Notes (including the size of denominations thereof) which remain pound sterling.
c.Every use of the terms “Consolidated Leverage” and “Consolidated Net Leverage Ratio” are hereby deleted and replaced with the term “Consolidated Net Leverage”.
d.Every reference to “Moody’s” and “S&P” to also include a reference to “Fitch”. The inclusion of “Fitch” shall also include a Fitch rating as appropriate summarized below:
i.“Cash Equivalent”
1.(2) The Fitch rating to be included is “F-1”.
2.(4) The Fitch rating to be included is “F-2”.
3.(6) The Fitch rating to be included is “BBB-”
ii.“Investment Grade Securities”
1.(3) The Fitch rating to be included is “BBB-”
iii.“Investment Grade Status”
1.(3) The Fitch rating to be included is “BBB-”
iv.“Temporary Cash Investment”
Section 1.(2) The Fitch rating to be included is “A”.
Section 2.(4) The Fitch rating to be included is “F-2”.
Section 3.(5) The Fitch rating to be included is “BBB-”.
Section 4.(7) The Fitch rating to be included is “A”.

Section 4.Intercreditor Agreements.
a.Pursuant to the Consent Solicitation Statement, the Trustee is hereby authorized to sign or accede to an amendment agreement or deed to the Cabot Intercreditor Agreement, in the form set out as Annex I to this Supplemental Indenture; provided that the Trustee shall have received an instruction from the Issuer via an Officer’s Certificate and an Opinion of Counsel, in each, case, providing that the Trustee is authorised by this Indenture to enter into such agreement.
b.By providing a consent, Holders have consented to and authorized the termination of the Marlin Intercreditor Agreement. The Trustee is authorised and directed by the Holders to enter into any termination agreement provided by the Issuer in connection with such termination provided that the Trustee shall have received an instruction from the Issuer via an Officer’s Certificate and an Opinion of Counsel, in each, case, providing that the Trustee is authorized by this Indenture to enter into such agreement.
Section 5.Release of Certain Guarantors
Pursuant to the terms of the Consent Solicitation Statement, Article IX and Section 11.08(b)(7), from and including the Operative Date, Cabot Financial (Marlin) Limited, Marlin Capital Europe Limited, MCE Portfolio Limited, MFS Portfolio Limited, Marlin Europe I Limited, Marlin Europe II Limited, ME III Limited, ME IV Limited, Hillesden Securities Limited and Cabot Financial (Treasury) Ireland Limited shall be released from their guarantee of the Notes.
Section 6.Replacement of the Security Agent
Pursuant to the terms of the Consent Solicitation Statement, the Holders have consented to the replacement of the Security Agent with Truist Bank from J.P. Morgan Europe Limited.
Section 7.Global Notes.
Each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as supplemented and amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Global Notes and the terms of the Indenture, as supplemented by this Supplemental Indenture, the terms of the Indenture, as supplemented by this Supplemental Indenture, shall govern and be controlling. The Company shall, as soon as practicable after the date hereof, deliver to the Depositary a true copy of this Supplemental Indenture which shall be annexed to each Global Note.
Section 8.Ratification and Effect.
Except as hereby expressly waived, supplemented, modified and amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
Upon and after the execution of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby.
Section 9.Governing Law.
THIS SUPPLEMENTAL INDENTURE AND THE NOTES AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The Issuer and each Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture and irrevocably waive any right to trial by jury in connection with any such suit, action or proceeding. The Issuer and each Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. In furtherance of the foregoing, the Issuer and each Guarantor hereby irrevocably designate and appoint Corporation Service Company (at its office at 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401) as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect. Copies of any such process so served shall also be given to the Issuer in accordance with Section 13.02 of the Indenture, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.
Section 11.Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 12.The Trustee.
The Trustee has entered into this Supplemental Indenture solely upon the request of the Issuer and assumes no obligations hereunder. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.
Section 13.Effect of Headings.
The section headings herein are for convenience only and shall not affect the construction hereof.
Section 14.Conflicts.
To the extent of any inconsistency between the terms of the Indenture or the Global Notes and this Supplemental Indenture, the terms of this Supplemental Indenture will control.
Section 15.Entire Agreement.
This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture and waivers under the Indenture set forth herein.

Section 16.Successors.
All covenants and agreements in this Supplemental Indenture given by the parties hereto shall bind their successors.
(Signature pages follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CABOT FINANCIAL (LUXEMBOURG) II S.A. as Issuer

By:/s/ Simon Barnes
Name: Simon Barnes
Title: Manager
Signature Page to Supplemental Indenture (2024s)

CABOT FINANCIAL LIMITED as Company and Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT FINANCIAL (LUXEMBOURG) S.A. as Guarantor

By: /s/ Simon Barnes
Name: Simon Barnes
Title: Manager
Signature Page to Supplemental Indenture (2024s)

CABOT SECURITISATION EUROPE LIMITED as Guarantor

By: /s/ Sean Webb
Name: Sean Webb
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT CREDIT MANAGEMENT PLC as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT FINANCIAL HOLDINGS GROUP LIMITED as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT CREDIT MANAGEMENT GROUP LIMITED as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT FINANCIAL DEBT RECOVERY SERVICES LIMITED as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT FINANCIAL (UK) LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT FINANCIAL (EUROPE) LIMITED as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
Signature Page to Supplemental Indenture (2024s)

FINANCIAL INVESTIGATIONS AND RECOVERIES (EUROPE) LIMITED as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
Signature Page to Supplemental Indenture (2024s)

APEX CREDIT MANAGEMENT LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN FINANCIAL GROUP LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN FINANCIAL INTERMEDIATE LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN FINANCIAL INTERMEDIATE II LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN MIDWAY LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

BLACK TIP CAPITAL HOLDINGS LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN SENIOR HOLDINGS LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN PORTFOLIO HOLDINGS LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT FINANCIAL (MARLIN) LIMITED as Guarantor

By: /s/ Craig Buick
Name: Craig Buick
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN LEGAL SERVICES LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN CAPITAL EUROPE LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MCE PORTFOLIO LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MFS PORTFOLIO LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN EUROPE I LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

MARLIN EUROPE II LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

ME III LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

ME IV LIMITED as Guarantor

By: /s/ Derek Usher
Name: Derek Usher
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT FINANCIAL (IRELAND) LIMITED as Guarantor

By: /s/ Sean Webb
Name: Sean Webb
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT FINANCIAL (TREASURY) IRELAND LIMITED as Guarantor

By: /s/ Sean Webb
Name: Sean Webb
Title: Director
Signature Page to Supplemental Indenture (2024s)

CABOT ASSET PURCHASES (IRELAND) LIMITED as Guarantor

By: /s/ Sean Webb
Name: Sean Webb
Title: Director
Signature Page to Supplemental Indenture (2024s)

HILLESDEN SECURITIES LIMITED as Guarantor

By: /s/ Paul Jenkins
Name: Paul Jenkins
Title: CEO
Signature Page to Supplemental Indenture (2024s)

CITIBANK, N.A., LONDON BRANCH as Trustee

By: /s/ Justin Ng
Name: Justin Ng
Title: Director
Signature Page to Supplemental Indenture (2024s)

SCHEDULE 1
GUARANTORS
CABOT FINANCIAL LIMITED
CABOT FINANCIAL (LUXEMBOURG) S.A.
CABOT SECURITISATION EUROPE LIMITED
CABOT CREDIT MANAGEMENT LIMITED
CABOT FINANCIAL HOLDINGS GROUP LIMITED
(FORMERLY CABOT CREDIT MANAGEMENT GROUP LIMITED)
CABOT CREDIT MANAGEMENT GROUP LIMITED
(FORMERLY CABOT FINANCIAL HOLDINGS GROUP LIMITED)
CABOT FINANCIAL DEBT RECOVERY SERVICES LIMITED
CABOT FINANCIAL (UK) LIMITED
CABOT FINANCIAL (EUROPE) LIMITED
FINANCIAL INVESTIGATIONS AND RECOVERIES (EUROPE) LIMITED
APEX CREDIT MANAGEMENT LIMITED
MARLIN FINANCIAL GROUP LIMITED
MARLIN FINANCIAL INTERMEDIATE LIMITED
MARLIN FINANCIAL INTERMEDIATE II LIMITED
MARLIN MIDWAY LIMITED
BLACK TIP CAPITAL HOLDINGS LIMITED
MARLIN SENIOR HOLDINGS LIMITED
MARLIN PORTFOLIO HOLDINGS LIMITED
CABOT FINANCIAL (MARLIN) LIMITED
MARLIN LEGAL SERVICES LIMITED
MARLIN CAPITAL EUROPE LIMITED
MCE PORTFOLIO LIMITED
MFS PORTFOLIO LIMITED
MARLIN EUROPE I LIMITED
MARLIN EUROPE II LIMITED
ME III LIMITED
ME IV LIMITED
CABOT FINANCIAL (IRELAND) LIMITED
CABOT FINANCIAL (TREASURY) IRELAND LIMITED

CABOT ASSET PURCHASES (IRELAND) LIMITED
HILLESDEN SECURITIES LIMITED